Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Armelle Koelf, the undersigned’s true and lawful attorney-in-fact, to:

1. execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or 10% shareholder of Optimum Communications, Inc. (the “Company”), (i) Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and (ii) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms, complete and execute any amendments thereto, and timely file such forms with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation the execution and filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file such forms electronically with the SEC; and

3. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request and on behalf of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of the Exchange Act.

This Power of Attorney shall remain in full force and effect until June 30, 2027, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 2nd day of June 2026.

Signed and Acknowledged:

Next Alt S.à r.l.

By: /s/ Patrick Drahi and Laurent Godineau
Name: Patrick Drahi and Laurent Godineau
Title: Manager A and Manager B